As filed with the Securities and Exchange Commission on June 30, 2016

Registration No. 333-211700

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAREDX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3316839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(415) 287-2300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter Maag

Chief Executive Officer

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, California 94005

(415) 287-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	8,534,261	$4.62	$39,428,285.82	$3,970.43

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon a $4.62 per share average of high and low prices of the registrant’s common stock as reported on The NASDAQ Global Market on June 28, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2016

PROSPECTUS

CareDx, Inc.

8,534,261 Shares of Common Stock

This prospectus relates to an aggregate of 8,534,261 shares of common stock (the “Common Stock”) that may be resold from time to time by the selling stockholders named in this prospectus (each a “Selling Stockholder,” collectively, the “Selling Stockholders”). The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the Selling Stockholders.

We will receive no proceeds from any sale or disposition of Securities registered hereunder that are sold by the Selling Stockholders, or interests therein, but we have agreed to pay certain registration expenses.

The Selling Stockholders may offer the securities, from time to time, as they may determine directly or through underwriters, broker-dealers or agents and in one or more public or private transactions, on or off the NASDAQ Global Market (“NASDAQ”), and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the Selling Stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Market under the symbol “CDNA.” On June 29, 2016, the closing sale price of our common stock was $4.64 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 30, 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration statement, the Selling Stockholders may sell, at any time and from time to time, in one or more offerings, up to 8,534,261 shares of Common Stock. When the Selling Stockholders elect to make an offer of any Common Stock described in this prospectus, pursuant to this registration statement, a prospectus supplement, if required, may be distributed that will contain specific information about the terms of that offering. Any required prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement, any documents incorporated by reference herein or therein and any applicable free writing prospectus. Statements contained in this prospectus and any accompanying prospectus supplement or any free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The names “AlloMap,” “XDx” and “CareDx” are our trademarks.

In this prospectus, except as otherwise indicated or as the context otherwise requires, “CareDx,” “we,” “our,” “our company,” and “us” refer to CareDx, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “CareDx,” “the Company” and “our” refer to CareDx, Inc., a Delaware corporation.

Overview

We are a global molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic surveillance solutions for transplant patients. Our first commercialized testing solution, the AlloMap heart transplant molecular test, or AlloMap, is a gene expression test that helps clinicians monitor and identify heart transplant recipients with stable graft function who have a low probability of moderate/severe acute cellular rejection. Since 2008, we have sought to expand the adoption and utilization of our AlloMap solution through ongoing studies to substantiate the clinical utility and actionability of AlloMap, secure positive reimbursement decisions for AlloMap from large private and public payers, develop and enhance our relationships with key members of the transplant community, including opinion leaders at major transplant centers, and explore opportunities and technologies for the development of additional solutions for post-transplant surveillance. We believe the use of AlloMap, in conjunction with other clinical indicators, can help healthcare providers and their patients better manage long-term care following a heart transplant. In particular, we believe AlloMap can improve patient care by helping healthcare providers to avoid the use of unnecessary, invasive surveillance biopsies and to determine the appropriate dosage levels of immunosuppressants. We are also pursuing the development of additional products for transplant monitoring using a variety of technologies, including AlloSure, our proprietary next-generation sequencing test to detect donor-derived cell-free DNA, or dd-cfDNA, after transplantation. We, with our presence through Olerup AB, also develop, manufacture, market and sell high quality products that increase the chance of successful transplants by facilitating a better match between a donor and a recipient of stem cells and organs. Olerup SSP®, a set of HLA typing is used prior to hematopoietic stem cell/bone marrow transplantation and organ transplantation; and XM-ONE®, the first standardized test that quickly identifies a patient’s antigens against HLA Class I, Class II or antibodies against a donor’s endothelium.

Corporate Information

We were originally incorporated in Delaware in December 1998 under the name Hippocratic Engineering, Inc. In April 1999, we changed our name to BioCardia, Inc., in June 2002, we changed our name to Expression Diagnostics, Inc., in July 2007, we changed our name to XDx, Inc. and in March 2014, we changed our name to CareDx, Inc. Our principal executive offices are located at 3260 Bayshore Boulevard, Brisbane, California and our telephone number is (415) 287-2300.

On June 10, 2014, we acquired ImmuMetrix, Inc., or ImmuMetrix, a privately held development-stage company working on dd-cfDNA-based solutions in transplantation and other fields. Through this acquisition, we added to our existing know-how, expertise and intellectual property in applying dd-cfDNA technology to the surveillance of transplant recipients, which has contributed to the development of AlloSure. The intellectual property rights of ImmuMetrix included an exclusive license from Stanford University to a patent relating to the diagnosis of rejection in organ transplant recipients using dd-cfDNA.

On April 14, 2016, we acquired 98.3% of the outstanding common stock of Allenex AB, or Allenex. Allenex is a transplant diagnostic company based in Stockholm, Sweden that develops, manufactures, and sells products that help match donor organs with potential recipients prior to transplantation. Our combination with Allenex creates an international transplant diagnostics company with product offerings along the pre- and post-transplant continuum. The Olerup SSP line, which addresses Human Leukocyte Antigen (“HLA”) testing, and AlloMap, are foundational diagnostics which are well recognized by the transplant community. The combined company will have a presence and direct distribution channels in the US and Europe, with additional third party distributors in other markets around the world. We intend to pursue compulsory acquisition proceedings under Swedish law to purchase the remaining shares of Allenex.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of our initial public offering, or January 1, 2020, (2) the beginning of the first fiscal year after our annual gross revenue is $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

About This Offering

The securities offered in this prospectus relate to the potential resale of an aggregate of 8,534,261 shares of Common Stock.

On April 14, 2016, we completed a private placement of 591,860 units to certain of the Selling Stockholders at a purchase price of $23.94 per unit (the “Private Placement”). The aggregate gross proceeds to us from the private placement were approximately $14.1 million. Each unit is comprised of: (i) one share of Common Stock; (ii) five shares of Series A Mandatorily Convertible Preferred Stock (the “Series A Preferred”); and (iii) three warrants, each to purchase one share of Common Stock (the “Common Warrants”) (collectively, a “Unit”). The closing of the Private Placement was conditioned upon the closing of the Allenex acquisition, the consent of East West Bank to the Allenex acquisition, and certain other customary closing conditions. We also issued warrants exercisable for 200,000 shares of Common Stock to the placement agents in connection with the Private Placement (the “Placement Agent Warrants,” and together with the Common Warrants, the “Warrants”). The placement agents did not invest in the Private Placement or purchase any other securities. No parties who purchased Units in the Private Placement acted as a broker-dealer, or received compensation for acting as a private placement agent. As part of the Private Placement, we agreed to file this registration statement to register the resale of the shares issued to the Selling Stockholders. See “Plan of Distribution” and “Description of Securities to be Registered” for additional information concerning this registration statement.

On June 15, 2016, we completed a private placement of an additional 334,169 Units to certain additional Selling Stockholders, consisting of (i) 334,169 shares of Common Stock; (ii) 1,670,845 shares of Series A Preferred; and (iii) 1,002,507 Common Warrants, for an aggregate investment amount of approximately $8.0 million (the “Subsequent Financing”). Securities issued in the Subsequent Financing are the same price and on substantially the same terms as in the Private Placement. On June 16, 2016, we held our annual shareholder meeting pursuant to which the requisite stockholders approved the conversion of all outstanding shares of Series A Preferred into shares of Common Stock, effective June 16, 2016.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should also consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in any updates described in our Quarterly Reports on Form 10-Q including under Item 1A, “Risk Factors,” in Part II our Quarterly Report on Form 10-Q for the period ended March 31, 2016, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. All statements contained in this Prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.

USE OF PROCEEDS

This prospectus relates to the Common Stock that may be offered and sold from time to time by the Selling Stockholders who will receive all of the proceeds from any sale of the securities. We will not receive any of the proceeds from any sales of the securities by the Selling Stockholders. We will pay the registration expenses, including filing fees, printing fees and fees of our counsel and other advisers; however, the Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions and stock transfer taxes relating to the sale of the securities.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Selling Stockholders.

SELLING STOCKHOLDERS

The common shares being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon conversion of the preferred shares and upon exercise of the warrants. For additional information regarding the issuances of those common shares, the preferred shares and warrants, see “Prospectus Summary—About this Offering” above. We are registering the common shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the common shares and the warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the common shares by each of the Selling Stockholders. The second column lists the number of common shares beneficially owned by each Selling Stockholder, based on its ownership of the common shares and warrants as of June 29, 2016, assuming exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the common shares being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of at least the sum of (i) the maximum number of common shares issued and (ii) the maximum number of common shares issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the warrants, a Selling Stockholder may not exercise the warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Common Shares Owned Prior to the Offering		Percentage of Shares Beneficially Owned Prior to the Offering	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus (53)	Number of Common Shares Owned After the Offering	Percentage of Shares Beneficially Owned After to the Offering
Neil Gagnon	2,462,785	(1)	12.98%	162,612	2,300,173	12.12%
Gagnon Securities LLC P/S Plan	3,519	(2)	0.02%	3,519	—	0.00%
Gagnon Securities Profit Sharing Plan	10,827	(3)	0.06%	10,827	—	0.00%
Gagnon Investment Associates Master Fund	413,244	(4)	2.17%	413,244	—	0.00%
Gagnon Family Partnership	43,353	(5)	0.23%	43,353	—	0.00%
Lois Gagnon	115,416	(6)	0.61%	115,416	—	0.00%
Henry Beinstein	46,989	(7)	0.25%	46,989	—	0.00%
Henry Beinstein & Phyllis Beinstein JTWROS	9,387	(8)	0.05%	9,387	—	0.00%
Debra Beinstein	18,792	(9)	0.10%	18,792	—	0.00%
David Beinstein	18,792	(10)	0.10%	18,792	—	0.00%
Stanley Beinstein	18,792	(11)	0.10%	18,792	—	0.00%
Brian Gagnon	16,938	(12)	0.09%	16,938	—	0.00%
Darwin Partnership	40,293	(13)	0.21%	40,293	—	0.00%
Highland Long/Short Healthcare Fund	939,843	(14)	4.89%	939,843	—	0.00%
NexPoint Capital, Inc.	751,878	(15)	3.92%	751,878	—	0.00%
1989 Bishop Trust	7,137	(16)	0.04%	7,137	—	0.00%
David & Elaine Butterworth Community Property	75,186	(17)	0.40%	75,186	—	0.00%
Edward L. Butterworth Jr. 2012 Irrevocable Trust	14,283	(18)	0.08%	14,283	—	0.00%
Jeffrey A. Baker	24,543	(19)	0.13%	24,543	—	0.00%
Kenneth T. Butterworth	29,322	(20)	0.15%	29,322	—	0.00%
Richard McKay Living Trust	248,112	(21)	1.31%	248,112	—	0.00%
Sandy Point Trust	93,978	(22)	0.50%	93,978	—	0.00%
Shirley T. Butterworth Revocable Trust	52,623	(23)	0.28%	52,623	—	0.00%
The Townsend Trust	9,396	(24)	0.05%	9,396	—	0.00%
Thomas Brook Townsend IV and Jennifer G. Townsend Trust dtd 6/13/06	86,463	(25)	0.46%	86,463	—	0.00%
Paragon Associates and Paragon Associates II Joint Venture	1,282,969	(26)	6.70%	630,000	652,969	3.41%
Merckle International GmbH	1,118,830	(27)	5.87%	448,830	670,000	3.51%
Industry Ventures Healthcare, LLC	1,188,003	(28)	6.22%	563,904	624,099	3.27%
Intracoastal Capital LLC	93,960	(29)	0.50%	93,960	—	0.00%
Iroquois Capital Investment Group LLC	9,405	(30)	0.05%	9,405	—	0.00%
Iroquois Master Fund Ltd	84,591	(31)	0.45%	84,591	—	0.00%
Richard A. Smith	18,792	(32)	0.10%	18,792	—	0.00%
Cynergy Healthcare Investors Emerging Bridge, LLC	46,989	(33)	0.25%	46,989	—	0.00%
Firstfire Global Opportunities Fund LLC	56,385	(34)	0.30%	56,385	—	0.00%
Lincoln Park Capital Fund, LLC	93,987	(35)	0.50%	93,987	—	0.00%
AAR Associates, LP	7,515	(36)	0.04%	7,515	—	0.00%
Cynthia Finerman Living Trust	3,753	(37)	0.02%	3,753	—	0.00%
Ralph Finerman	7,515	(38)	0.04%	7,515	—	0.00%
The Wood Family Trust	9,396	(39)	0.05%	9,396	—	0.00%
Bruce Andrew Miles	2,600	(40)	0.01%	2,600	—	0.00%
John Dexter Pearson	2,600	(41)	0.01%	2,600	—	0.00%
Angela C. Dong	1,300	(42)	0.01%	1,300	—	0.00%
William Buchanan Jr.	30,100	(43)	0.16%	30,100	—	0.00%
Harris R.L. Lydon	30,100	(44)	0.16%	30,100	—	0.00%
Scott A. Katzmann	30,100	(45)	0.16%	30,100	—	0.00%
Michael Fontaine	1,600	(46)	0.01%	1,600	—	0.00%
Patrick Sturgeon	1,600	(47)	0.01%	1,600	—	0.00%
CRT Associates LLC	50,000	(48)	0.26%	50,000	—	0.00%
M.M. Dillon & Co. Group LLC	50,000	(49)	0.26%	50,000	—	0.00%
FastPartner AB	1,706,812	(50)	8.84%	1,139,850	566,962	2.94%
Midroc Invest AB	1,918,042	(51)	9.91%	1,281,204	636,838	3.29%
Xenella Holding AB	749,395	(52)	3.92%	586,467	162,928	0.85%

(1)	The number of shares offered by the Selling Stockholder is comprised of (i) 18,068 shares of Common Stock held by the Selling Stockholder; (ii) 90,340 shares of Common Stock issuable upon conversion of 90,340 shares of Series A Preferred held by the Selling Stockholder; and (iii) 54,204 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Information is partially based on Schedule 13G/A filed with the SEC on February 11, 2016, which reported 2,300,173 shares of common stock held by Neil Gagnon. Mr. Gagnon is principal of FINRA registered broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities. The address for the Selling Stockholder is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.

(2)	The number of shares offered by the Selling Stockholder is comprised of (i) 391 shares of Common Stock held by the Selling Stockholder; (ii) 1,955 shares of Common Stock issuable upon conversion of 1,955 shares of Series A Preferred held by the Selling Stockholder; and (iii) 1,173 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Neil Gagnon exercises voting and investment control over the shares owned by the Selling Stockholder. Mr. Gagnon is principal of FINRA registered broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities. The address for the Selling Stockholder is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.
(3)	The number of shares offered by the Selling Stockholder is comprised of (i) 1,203 shares of Common Stock held by the Selling Stockholder; (ii) 6,015 shares of Common Stock issuable upon conversion of 6,015 shares of Series A Preferred held by the Selling Stockholder; and (iii) 3,609 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Neil Gagnon is a trustee and has sole voting and sole dispositive power. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities. The address for the Selling Stockholder is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.
(4)	The number of shares offered by the Selling Stockholder is comprised of (i) 45,916 shares of Common Stock held by the Selling Stockholder; (ii) 229,580 shares of Common Stock issuable upon conversion of 229,580 shares of Series A Preferred held by the Selling Stockholder; and (iii) 137,748 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Neil Gagnon exercises voting and investment control over the shares owned by the Selling Stockholder. Mr. Gagnon is principal of FINRA registered broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities. The address for the Selling Stockholder is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.
(5)	The number of shares offered by the Selling Stockholder is comprised of (i) 4,817 shares of Common Stock held by the Selling Stockholder; (ii) 24,085 shares of Common Stock issuable upon conversion of 24,085 shares of Series A Preferred held by the Selling Stockholder; and (iii) 14,451 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Neil Gagnon exercises voting and investment control over the shares owned by the Selling Stockholder. Mr. Gagnon is principal of FINRA registered broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities. The address for the Selling Stockholder is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.
(6)	The number of shares offered by the Selling Stockholder is comprised of (i) 12,824 shares of Common Stock held by the Selling Stockholder; (ii) 64,120 shares of Common Stock issuable upon conversion of 64,120 shares of Series A Preferred held by the Selling Stockholder; and (iii) 38,472 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of Mr. Gagnon who is principal of FINRA broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.
(7)	The number of shares offered by the Selling Stockholder is comprised of (i) 5,221 shares of Common Stock held by the Selling Stockholder; (ii) 26,105 shares of Common Stock issuable upon conversion of 26,105 shares of Series A Preferred held by the Selling Stockholder; and (iii) 15,663 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of Mr. Gagnon who is principal of FINRA broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.
(8)	The number of shares offered by the Selling Stockholder is comprised of (i) 1,043 shares of Common Stock held by the Selling Stockholder; (ii) 5,215 shares of Common Stock issuable upon conversion of 5,215 shares of Series A Preferred held by the Selling Stockholder; and (iii) 3,129 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of Mr. Gagnon who is principal of FINRA broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.
(9)	The number of shares offered by the Selling Stockholder is comprised of (i) 2,088 shares of Common Stock held by the Selling Stockholder; (ii) 10,440 shares of Common Stock issuable upon conversion of 10,440 shares of Series A Preferred held by the Selling Stockholder; and (iii) 6,264 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of Mr. Gagnon who is principal of FINRA broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.

(10)	The number of shares offered by the Selling Stockholder is comprised of (i) 2,088 shares of Common Stock held by the Selling Stockholder; (ii) 10,440 shares of Common Stock issuable upon conversion of 10,440 shares of Series A Preferred held by the Selling Stockholder; and (iii) 6,264 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of Mr. Gagnon who is principal of FINRA broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.
(11)	The number of shares offered by the Selling Stockholder is comprised of (i) 2,088 shares of Common Stock held by the Selling Stockholder; (ii) 10,440 shares of Common Stock issuable upon conversion of 10,440 shares of Series A Preferred held by the Selling Stockholder; and (iii) 6,264 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of Mr. Gagnon who is principal of FINRA broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.
(12)	The number of shares offered by the Selling Stockholder is comprised of (i) 1,882 shares of Common Stock held by the Selling Stockholder; (ii) 9,410 shares of Common Stock issuable upon conversion of 9,410 shares of Series A Preferred held by the Selling Stockholder; and (iii) 5,646 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of Mr. Gagnon who is principal of FINRA broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities.
(13)	The number of shares offered by the Selling Stockholder is comprised of (i) 4,477 shares of Common Stock held by the Selling Stockholder; (ii) 22,385 shares of Common Stock issuable upon conversion of 22,385 shares of Series A Preferred held by the Selling Stockholder; and (iii) 13,431 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Neil Gagnon exercises voting and investment control over the shares owned by the Selling Stockholder. Mr. Gagnon is principal of FINRA registered broker-dealer, Gagnon Securities, LLC. The Selling Stockholder purchased the securities being registered for resale in the ordinary course of business. The Selling Stockholder did not have any agreements or understandings, directly or indirectly, with any person, to distribute the securities. The address for the Selling Stockholder is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.
(14)	The number of shares offered by the Selling Stockholder is comprised of (i) 104,427 shares of Common Stock held by the Selling Stockholder; (ii) 522,135 shares of Common Stock issuable upon conversion of 522,135 shares of Series A Preferred held by the Selling Stockholder; and (iii) 313,281 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is a series of Highland Funds I. Highland Capital Management Fund Advisors, L.P. (“Highland Fund Advisors”), as the investment advisor to the Selling Stockholder, and Strand Advisors XVI, Inc. (“Strand”), as the general partner of Highland Fund Advisors, may be deemed the beneficial owners of the common stock held by the Selling Stockholder. Highland Capital Healthcare Advisors, L.P. (“Highland Healthcare Advisors”), as the investment advisor to Highland Capital Healthcare Partners (Master), L.P. (“HCHPM”) and Sterling Capital Long/Short Healthcare (“SCLSH”); Highland Capital Healthcare Advisors GP, LLC (“Healthcare Advisors GP”), as the general partner of Highland Healthcare Advisors; and Highland Capital Management Services, Inc. (“Highland Management Services”), as the sole owner of Healthcare Advisors GP, may be deemed the beneficial owners over the shares of Common Stock held by HCHPM and SCLSH. James D. Dondero may be deemed the beneficial owner over the shares of the Common Stock held by the Selling Stockholder, HCHPM and SCLSH. The address of the Selling Stockholder, HCHPM, SCLSH, Highland Fund Advisors, Strand, Highland Healthcare Advisors, Healthcare Advisors GP, Highland Management Services and Mr. Dondero is 300 Crescent Court, Suite 700, Dallas, Texas 75201.
(15)	The number of shares offered by the Selling Stockholder is comprised of (i) 83,542 shares of Common Stock held by the Selling Stockholder; (ii) 417,710 shares of Common Stock issuable upon conversion of 417,710 shares of Series A Preferred held by the Selling Stockholder; and (iii) 250,626 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940.
(16)	The number of shares offered by the Selling Stockholder is comprised of (i) 793 shares of Common Stock held by the Selling Stockholder; (ii) 3,965 shares of Common Stock issuable upon conversion of 3,965 shares of Series A Preferred held by the Selling Stockholder; and (iii) 2,379 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Rita J. Bishop and Robert L. Bishop have voting and investment power with respect to the shares owned by the Selling Stockholder.
(17)	The number of shares offered by the Selling Stockholder is comprised of (i) 8,354 shares of Common Stock held by the Selling Stockholder; (ii) 41,770 shares of Common Stock issuable upon conversion of 41,770 shares of Series A Preferred held by the Selling Stockholder; and (iii) 25,062 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder.

(18)	The number of shares offered by the Selling Stockholder is comprised of (i) 1,587 shares of Common Stock held by the Selling Stockholder; (ii) 7,935 shares of Common Stock issuable upon conversion of 7,935 shares of Series A Preferred held by the Selling Stockholder; and (iii) 4,761 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. David Butterworth has voting and investment power with respect to the shares owned by the Selling Stockholder.
(19)	The number of shares offered by the Selling Stockholder is comprised of (i) 2,727 shares of Common Stock held by the Selling Stockholder; (ii) 13,635 shares of Common Stock issuable upon conversion of 13,635 shares of Series A Preferred held by the Selling Stockholder; and (iii) 8,181 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder.
(20)	The number of shares offered by the Selling Stockholder is comprised of (i) 3,258 shares of Common Stock held by the Selling Stockholder; (ii) 16,290 shares of Common Stock issuable upon conversion of 16,290 shares of Series A Preferred held by the Selling Stockholder; and (iii) 9,774 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder.
(21)	The number of shares offered by the Selling Stockholder is comprised of (i) 27,568 shares of Common Stock held by the Selling Stockholder; (ii) 137,840 shares of Common Stock issuable upon conversion of 137,840 shares of Series A Preferred held by the Selling Stockholder; and (iii) 82,704 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. David Butterworth has voting and investment power with respect to the shares owned by the Selling Stockholder.
(22)	The number of shares offered by the Selling Stockholder is comprised of (i) 10,442 shares of Common Stock held by the Selling Stockholder; (ii) 52,210 shares of Common Stock issuable upon conversion of 52,210 shares of Series A Preferred held by the Selling Stockholder; and (iii) 31,326 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder.
(23)	The number of shares offered by the Selling Stockholder is comprised of (i) 5,847 shares of Common Stock held by the Selling Stockholder; (ii) 29,235 shares of Common Stock issuable upon conversion of 29,235 shares of Series A Preferred held by the Selling Stockholder; and (iii) 17,541 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. David Butterworth has voting and investment power with respect to the shares owned by the Selling Stockholder.
(24)	The number of shares offered by the Selling Stockholder is comprised of (i) 1,044 shares of Common Stock held by the Selling Stockholder; (ii) 5,220 shares of Common Stock issuable upon conversion of 5,220 shares of Series A Preferred held by the Selling Stockholder; and (iii) 3,132 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Marlene Townsend has voting and investment power with respect to the shares owned by the Selling Stockholder.
(25)	The number of shares offered by the Selling Stockholder is comprised of (i) 9,607 shares of Common Stock held by the Selling Stockholder; (ii) 48,035 shares of Common Stock issuable upon conversion of 48,035 shares of Series A Preferred held by the Selling Stockholder; and (iii) 28,821 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Thomas Brook Townsend IV and Jennifer G. Townsend have voting and investment power with respect to the shares owned by the Selling Stockholder.
(26)	The number of shares offered by the Selling Stockholder is comprised of (i) 70,000 shares of Common Stock held by the Selling Stockholder; (ii) 350,000 shares of Common Stock issuable upon conversion of 350,000 shares of Series A Preferred held by the Selling Stockholder; and (iii) 210,000 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Information is partially based on Schedule 13D filed with the SEC on November 25, 2015, which reported 652,969 shares of common stock held by the Selling Stockholder. The common stock was purchased by Bradbury Dyer III (“Mr. Dyer”) for the account of Selling Stockholder on behalf of Paragon Associates, Ltd. (“Paragon”), Paragon Associates II, Ltd. (“Paragon II”), and Paragon Associates III, Ltd. (“Paragon III”). Paragon JV Partners, LLC (“Paragon GP”) serves as the general partner of each of Paragon, Paragon II, and Paragon II and the investment advisor of the Selling Stockholder and may direct the vote and disposition over the shares of Common Stock held by the Selling Stockholder. As the sole and managing member of Paragon GP, Mr. Dyer may direct Paragon GP to direct, and, as the authorized agent to the Selling Stockholder, may direct the vote and disposition of over the shares held by the Selling Stockholder. The address for the Selling Stockholder is 500 Crescent Court, Suite 260, Dallas, Texas 75201.
(27)	The number of shares offered by the Selling Stockholder is comprised of (i) 49,870 shares of Common Stock held by the Selling Stockholder; (ii) 249,350 shares of Common Stock issuable upon conversion of 249,350 shares of Series A Preferred held by the Selling Stockholder; and (iii) 149,610 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Information is partially based on information provided by the Selling Stockholder to us on June 8, 2016, which reported 670,000 shares of common stock held by the Selling Stockholder. Mr. Ludwig Merckle is the managing director of the Selling Stockholder. The Selling Stockholder has the sole power to direct the vote and the disposition of the shares held by the Selling Stockholder. The address for the Selling Stockholder is Nicolaus-Otto-Straße 25, 89079 Ulm, Germany.

(28)	The number of shares offered by the Selling Stockholder is comprised of (i) 62,656 shares of Common Stock held by the Selling Stockholder; (ii) 313,280 shares of Common Stock issuable upon conversion of 313,280 shares of Series A Preferred held by the Selling Stockholder; and (iii) 187,968 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Information is partially based on Schedule 13G filed with the SEC on February 12, 2016, which reported 642,099 shares of common stock directly held by Industry Ventures Healthcare, LLC (“IV Healthcare”). Johan Swildens (“Swildens”) is the sole Managing Member of Industry Ventures Management VII, LLC (“IV Management”), which is the sole Manager of IV Healthcare. Each of Swildens and IV Management may be deemed to share voting and dispositive power over the shares held by IV Healthcare. The address for the Selling Stockholder is 30 Hotaling Place, San Francisco, CA 94111.
(29)	The number of shares offered by the Selling Stockholder is comprised of (i) 10,440 shares of Common Stock held by the Selling Stockholder; (ii) 52,200 shares of Common Stock issuable upon conversion of 52,200 shares of Series A Preferred held by the Selling Stockholder; and (iii) 31,320 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities. The address of the Selling Stockholder is 245 Palm Trail, Delray Beach, FL 33483.
(30)	The number of shares offered by the Selling Stockholder is comprised of (i) 1,045 shares of Common Stock held by the Selling Stockholder; (ii) 5,225 shares of Common Stock issuable upon conversion of 5,225 shares of Series A Preferred held by the Selling Stockholder; and (iii) 3,135 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Richard Abbe and Mr. Joshua Silverman are the members of the Selling Stockholder who have the authority and responsibility for the investments made on behalf of the Selling Stockholder. As such, Mr. Abbe and Mr. Silverman may be deemed to beneficially own all shares of Common Stock held by the Selling Stockholder. The address for the Selling Stockholder is 205 E. 42nd St., 20th Floor, New York, NY 10017.
(31)	The number of shares offered by the Selling Stockholder is comprised of (i) 9,399 shares of Common Stock held by the Selling Stockholder; (ii) 46,995 shares of Common Stock issuable upon conversion of 46,995 shares of Series A Preferred held by the Selling Stockholder; and (iii) 28,197 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Richard Abbe and Mr. Joshua Silverman are the members of the Selling Stockholder who have the authority and responsibility for the investments made on behalf of the Selling Stockholder. As such, Mr. Abbe and Mr. Silverman may be deemed to beneficially own all shares of Common Stock held by the Selling Stockholder. The address for the Selling Stockholder is 205 E. 42nd St., 20th Floor, New York, NY 10017.
(32)	The number of shares offered by the Selling Stockholder is comprised of (i) 2,088 shares of Common Stock held by the Selling Stockholder; (ii) 10,440 shares of Common Stock issuable upon conversion of 10,440 shares of Series A Preferred held by the Selling Stockholder; and (iii) 6,264 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder.
(33)	The number of shares offered by the Selling Stockholder is comprised of (i) 5,221 shares of Common Stock held by the Selling Stockholder; (ii) 26,105 shares of Common Stock issuable upon conversion of 26,105 shares of Series A Preferred held by the Selling Stockholder; and (iii) 15,663 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Patrick Adams has voting and investment power with respect to the shares owned by the Selling Stockholder.
(34)	The number of shares offered by the Selling Stockholder is comprised of (i) 6,265 shares of Common Stock held by the Selling Stockholder; (ii) 31,325 shares of Common Stock issuable upon conversion of 31,325 shares of Series A Preferred held by the Selling Stockholder; and (iii) 18,795 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is controlled by its managing member, Eliezer Fireman.
(35)	The number of shares offered by the Selling Stockholder is comprised of (i) 10,443 shares of Common Stock held by the Selling Stockholder; (ii) 52,215 shares of Common Stock issuable upon conversion of 52,215 shares of Series A Preferred held by the Selling Stockholder; and (iii) 31,329 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Lincoln Park Capital LLC is the manager of Lincoln Park Capital Fund, LLC. Rockledge Capital Corporation and Alex Noah Investors, Inc. are the managers of Lincoln Park Capital LLC. Mr. Joshua Sheinfeld and Mr. Jonathan Cope are the Presidents of Rockledge Capital Corporation and Alex Noah Investors, Inc., respectively, and have voting and dispositive authority over the shares held by Lincoln Park Capital Fund, LLC and disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.

(36)	The number of shares offered by the Selling Stockholder is comprised of (i) 835 shares of Common Stock held by the Selling Stockholder; (ii) 4,175 shares of Common Stock issuable upon conversion of 4,175 shares of Series A Preferred held by the Selling Stockholder; and (iii) 2,505 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Ralph Finerman is the general partner of the Selling Stockholder and has the power to vote, direct the vote of, dispose of and direct the disposition over the shares.
(37)	The number of shares offered by the Selling Stockholder is comprised of (i) 417 shares of Common Stock held by the Selling Stockholder; (ii) 2,085 shares of Common Stock issuable upon conversion of 2,085 shares of Series A Preferred held by the Selling Stockholder; and (iii) 1,251 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mrs. Cynthia Finerman has voting and investment power with respect to the shares owned by the Selling Stockholder.
(38)	The number of shares offered by the Selling Stockholder is comprised of (i) 835 shares of Common Stock held by the Selling Stockholder; (ii) 4,175 shares of Common Stock issuable upon conversion of 4,175 shares of Series A Preferred held by the Selling Stockholder; and (iii) 2,505 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder.
(39)	The number of shares offered by the Selling Stockholder is comprised of (i) 1,044 shares of Common Stock held by the Selling Stockholder; (ii) 5,220 shares of Common Stock issuable upon conversion of 5,220 shares of Series A Preferred held by the Selling Stockholder; and (iii) 3,132 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. Mr. Jason M. Wood has voting and investment power with respect to the shares owned by Selling Stockholder.
(40)	The number of shares offered by the Selling Stockholder is comprised of 2,600 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 1 Wannamaker Court, Chestnut Ridge, NY 10952.
(41)	The number of shares offered by the Selling Stockholder is comprised of 2,600 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 380 Broome St. Apt 1, New York, NY 10013.
(42)	The number of shares offered by the Selling Stockholder is comprised of 1,300 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 200 East 57th St. Apt 17K, New York, NY 10022.
(43)	The number of shares offered by the Selling Stockholder is comprised of 30,100 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 8 Smith Ridge Lane, New Canaan, CT 06840.
(44)	The number of shares offered by the Selling Stockholder is comprised of 30,100 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 17 White St. Apt 2B, New York, NY 10013.

(45)	The number of shares offered by the Selling Stockholder is comprised of 30,100 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 53 Westgate Blvd., Plandome, NY 11030.
(46)	The number of shares offered by the Selling Stockholder is comprised of 1,600 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 123 Washington St. #42G, New York, NY 10006.
(47)	The number of shares offered by the Selling Stockholder is comprised of 1,600 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, CIM Securities, LLC. Brookline Capital Markets, a division of CIM Securities, LLC, entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is 34 Desbrosses St. Apt 420, New York, NY 10013.
(48)	The number of shares offered by the Selling Stockholder is comprised of 50,000 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is an affiliate of FINRA registered broker-dealer, M.M. Dillon & Co. Group LLC. M.M. Dillon & Co. Group LLC entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is One Sound Shore Drive, Greenwich, CT 06983.
(49)	The number of shares offered by the Selling Stockholder is comprised of 50,000 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Selling Stockholder is a FINRA registered broker-dealer. M.M. Dillon & Co. Group LLC entered into a financial advisors and placement agents agreement to act as our lead financial advisors and placement agents in connection with the Private Placement, pursuant to which we issued the securities being registered for resale as compensation for acting as a private placement agent. The agreement was entered into in the ordinary course of business. The address for the Selling Stockholder is One Sound Shore Drive, Greenwich, CT 06983.
(50)	The number of shares offered by the Selling Stockholder is comprised of (i) 126,650 shares of Common Stock held by the Selling Stockholder; (ii) 633,250 shares of Common Stock issuable upon conversion of 633,250 shares of Series A Preferred held by the Selling Stockholder; and (iii) 379,950 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Company issued the Selling Stockholder 566,962 shares of common stock on April 14, 2016 in connection with the acquisition of Allenex. Mr. Sven Olof Johansson has sole voting and investment power with respect to the shares owned by the Selling Stockholder. The address for Mr. Johansson and the Selling Stockholder is Sturegatan 38, PO Box 55625, Stockholm, 10 214 Sweden.
(51)	The number of shares offered by the Selling Stockholder is comprised of (i) 142,356 shares of Common Stock held by the Selling Stockholder; (ii) 711,780 shares of Common Stock issuable upon conversion of 711,780 shares of Series A Preferred held by the Selling Stockholder; and (iii) 427,068 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Company issued the Selling Stockholder 636,838 shares of common stock on April 14, 2016 in connection with the acquisition of Allenex. Mr. Mohammed Al Amoudi has sole voting and investment power with respect to the shares owned by the Selling Stockholder. The address for Mr. Al Amoudi and the Selling Stockholder is Telegrafgatan 6A, Box 3002, S-169 03 Solna, Sweden.
(52)	The number of shares offered by the Selling Stockholder is comprised of (i) 65,163 shares of Common Stock held by the Selling Stockholder; (ii) 325,815 shares of Common Stock issuable upon conversion of 325,815 shares of Series A Preferred held by the Selling Stockholder; and (iii) 195,489 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholder. The Company issued the Selling Stockholder 162,928 shares of common stock on April 14, 2016 in connection with the acquisition of Allenex. Mssrs. Sven Olof Johansson and Mohammed Al Amoudi have shared voting and investment power with respect to the shares owned by the Selling Stockholder. The address for Mssrs. Johansson and Al Amoudi and the Selling Stockholder is Jungmansgatan 12, 211 19 Malmö, Sweden.
(53)

We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders may choose not to sell any or all of the shares offered by this prospectus. The Company has entered into Voting Agreements with each of the Selling Stockholders which limits the ability of each Selling Stockholder to sell or otherwise transfer the shares of Common Stock it beneficially owns until the earliest of earlier to occur of (i) the date upon which the stockholders of the Company, in any annual, special or adjourned meeting of the stockholders of the Company, or by written consent in lieu of any such meeting, approve the Private Placement and the Subsequent Financing, (ii) the termination of the Securities Purchase Agreement in accordance with its terms, and (iii) June 30, 2016. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the Selling Stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a description of the material terms of our capital stock as provided in our (i) amended and restated certificate of incorporation,(ii) the certificate of designations (the “Certificate of Designation”) for our Series A Preferred Stock establishing the designations, powers, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations and restrictions thereof, of the mandatory convertible preferred stock and (iii) amended and restated bylaws. We also refer you to our amended and restated certificate of incorporation (including our amendment to our amended and restated certificate of incorporation), the certificate of designations and our amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our authorized capital stock consists of 100,000,000 shares of common stock with a $0.001 par value per share, and 10,000,000 shares of preferred stock with a $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of June 29, 2016, there were 18,925,076 shares of common stock issued and outstanding, which includes shares of Common Stock issued upon the conversion of all outstanding shares of Series A Preferred on June 16, 2016.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended.

Listing

Our common stock is listed on NASDAQ under the symbol “CDNA.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021, and its telephone number is 1-800-962-4284.

The Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividend on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Voting Rights

Each share of our common stock entitles its holder to one vote in the election of each director. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so, subject to any voting rights granted to holders of our mandatory convertible preferred stock and any other preferred stock. Generally, except as discussed in “ Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute” below, all matters to be voted on by stockholders must be approved by a majority of the total voting power of the common stock present in person or represented by proxy at a meeting at which a quorum exists, subject to any voting rights granted to holders of our mandatory convertible preferred stock and any other preferred stock. Except as otherwise provided by law or in the amended and restated certificate of incorporation (as further discussed in “Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute”), and subject to any voting rights granted to our mandatory convertible preferred stock and any other preferred stock, amendments to the amended and restated certificate of incorporation must be approved by a majority of the votes entitled to be cast by the holders of common stock.

Dividends

Subject to the rights of holders of our mandatory convertible preferred stock and any other outstanding series of preferred stock, holders of our common stock are entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on our common stock will be paid at the discretion of our board of directors after taking into account various factors, including:

•	our financial condition;

•	our results of operations;

•	our capital requirements and development expenditures;

•	our future business prospects; and

•	any restrictions imposed by future debt instruments.

Other Rights

On our liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of our mandatory convertible preferred stock and any other outstanding preferred stock, all holders of common stock are entitled to receive the same amount per share with respect to any distribution of assets to holders of shares of common stock.

No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock or other securities.

The Series A Mandatorily Convertible Preferred Stock

These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Preferred stock will be fully paid and nonassessable upon issuance.

The preferred stock may be issued from time to time in one or more series. On April 14, 2016, we issued 2,959,300 shares of our Series A Preferred to the Selling Stockholders. On June 15, 2016, we issued an additional 1,670,845 shares of our Series A Preferred to certain Selling Stockholders. On June 16, 2016, we held our annual shareholder meeting pursuant to which the requisite stockholders approved the conversion of all outstanding shares of Series A Preferred into shares of Common Stock, effective June 16, 2016.

Ranking

The Series A Preferred ranks, with respect to the payment of distributions upon our liquidation, dissolution or winding up, senior to our Common Stock and each other class or series of capital stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred as to dividend rights and rights upon our liquidation, dissolution or winding up. The Series A Preferred will rank junior to our existing and future debt obligations and junior to each class or series of capital stock we may issue in the future, the terms of which expressly provide that it ranks senior to the Series A Preferred. The Series A Preferred will rank on parity with each other class or series of capital stock we may issue in the future, the terms of which expressly provide that it ranks on parity with the Series A Preferred.

Dividend Rights

The Series A Preferred shall not be entitled to receive any dividends.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, holders of the Series A Preferred will be entitled to receive, out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of our Common Stock or any securities that rank junior with respect to distributions (but subject to the prior rights of holders of any senior stock), an amount equal to $3.99 per share. The amount that holders of the Series A Preferred will be entitled to receive in the event of our liquidation, dissolution or winding up is subject to adjustment whenever there is a share split, combination, reclassification or other similar event involving the Series A Preferred, as determined by the board of directors.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of ours, the amounts payable related to the Series A Preferred and any parity stock shall be insufficient to pay in full the amount to which such holders are entitled, the holders of the Series A Preferred and parity stock will share ratably in any distribution of assets in proportion to the full respective distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A Preferred will not be entitled to any further participation in any distribution of our assets. All distributions made with respect to the Series A Preferred in connection with any liquidation, dissolution or winding up will be made pro rata to the holders of Series A Preferred.

Neither the sale, lease, exchange or conveyance for cash, shares of stock, other securities or other consideration of all or substantially all of our assets or business (other than in connection with our voluntary or involuntary liquidation, dissolution or winding up) nor our merger, consolidation or share exchange into or with any other person will be deemed to be a liquidation, dissolution or winding up of ours for purposes of the liquidation rights of the Series A Preferred.

No Redemptions

The Series A Preferred is not redeemable by us.

Mandatory Conversion

On June 16, 2016, we obtained the requisite stockholder approval for the conversion of all outstanding shares of Series A Preferred into shares of Common Stock at a conversion rate equal to the original issue price of $3.99 divided by the then applicable conversion price of $3.99.

The initial conversion price of $3.99 will adjust for stock dividends, stock splits and other corporate actions affecting the Common Stock that occurred prior to the mandatory conversion. On June 16, 2016, we obtained the requisite stockholder approval, and each share of Series A Preferred automatically converted into one (1) share of Common Stock.

On June 16, 2016, the date of the mandatory conversion, we provided notice of the mandatory conversion date to holders of the Series A Preferred along with a statement of the number of shares of Common Stock to be issued upon the conversion and the place where certificates for the Series A Preferred may be surrendered.

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. Upon any conversion, all fractional share interests to which a holder may be entitled shall be aggregated into whole shares of Common Stock with cash being paid for any fractional interest that may remain after such aggregation. We will pay cash for the fractional share based on the closing stock price of the Common Stock on the trading date preceding conversion.

Adjustments to Conversion Ratio and Conversion Price. The conversion ratio and the conversion price will be proportionately adjusted from time to time for stock splits, stock dividends and other reclassifications of our Common Stock, as described in the Certificate of Designations filed on Form 8-K filed on April 14, 2016 as Exhibit 3.1. In addition, the liquidation preference of the Series A Preferred will be adjusted whenever there occurs a stock split, combination, reclassification or other similar event involving the Series A Preferred, which will also result in a corresponding adjustment to the conversion ratio.

Voting Rights

The holders of the Series A Preferred will not have voting rights, except as specifically required by Delaware law and as set forth in the Certificate of Designations filed with our Form 8-K filed on April 14, 2016 as Exhibit 3.1. In any matter in which the Series A Preferred may vote, each share of Series A Preferred will represent one vote.

So long as any shares of Series A Preferred remain outstanding, unless a greater percentage is required by law, the affirmative vote or consent of the holders of at least a majority of all of the shares of Series A Preferred at the time outstanding, voting separately as a class, will be required to amend, alter or repeal any provision of our Certificate of Incorporation (including the Certificate of Designations creating the Series A Preferred), if the amendment, alteration or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred.

Except as otherwise required by law, we may, without the consent of any holder of Series A Preferred, (i) increase the amount of authorized shares of Series A Preferred, (ii) issue any additional shares of Series A Preferred, or (iii) authorize, increase the authorized amount of, or issue parity stock (provided that dividend rights are noncumulative) and junior stock, provided that any such parity stock or junior stock does not rank senior to the Series A Preferred as to dividend rights or rights upon our liquidation, dissolution or winding up.

The Warrants

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends; or

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or exercise any rights as stockholders of us.

Warrants may be issued from time to time. On April 14, 2016, we sold 1,775,580 shares of Common Stock issuable upon the exercise of the Common Warrants and 200,000 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants. On June 15, 2016, we sold an additional 1,002,507 shares of Common Stock issuable upon the exercise of Common Warrants to certain Selling Stockholders.

Term

The Common Warrants are exercisable for a period of seven (7) years expiring at 11:59 p.m., Eastern Time, on April 14, 2023. The Placement Agent Warrants are exercisable for a period of five (5) years expiring at 11:59 p.m. Eastern Time, on April 14, 2021.

Exercise Price and Adjustments

The Common Warrants have an exercise price of $4.98 per share of Common Stock and the Placement Agent Warrants have an exercise price of $3.99 per share of Common Stock. The number of shares of Common Stock for which Warrants may be exercised and the exercise price applicable to the Warrants will be proportionately adjusted in the event that we pay stock dividends or makes distributions of Common Stock, or subdivides, combines or reclassifies its outstanding Common Stock, such as in a stock split or reverse stock split. The exercise price is payable only by cash or check.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants or as a consequence of any adjustment pursuant to the Warrants. Rather, upon the exercise of the Warrants, the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

Voting Rights

Prior to exercise of the Warrants, the Warrants will not entitle the holders thereof to any voting rights or other rights as our shareholder, except that the holders of the Warrants will have the right to receive certain notices from us.

Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

Those provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and our bylaws provide for the following:

•	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

•	Stockholder Meetings. Our bylaws provide that in general a special meeting of stockholders may be called only by our board of directors, its chairman or our president.

•	Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

•	Board Classification. Our board of directors is divided into three classes. The directors in each class are elected to serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

•	Limits on Ability of Stockholders to Act by Written Consent. We have provided in our amended and restated certificate of incorporation that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.

•	Amendment of Certificate of Incorporation and Bylaws. The amendment of the above provisions of our amended and restated certificate of incorporation and bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of CareDx, Inc. and Allenex AB incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, with respect to CareDx, Inc., and Ernst & Young AB, independent auditors, with respect to Allenex AB, to the extent indicated in their reports thereon incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

MATERIAL CHANGES

On June 15, 2016, we received a letter from Nasdaq OMX Stockholm AB (the “Exchange”) regarding our compliance with the requirements of the Nasdaq Stockholm Takeover Rules (the “Takeover Rules”) and good practice in the securities market in Sweden in connection with our recently completed acquisition of Allenex AB. The Exchange concluded that we violated certain technical provisions of the Takeover Rules, acted contrary to good practice in the securities market in Sweden, and gave us the opportunity to submit our views before it decides whether to refer the matter to its Disciplinary Committee. We have until July 12, 2016 to submit a response, which will be considered by the Exchange in making a final determination on whether to refer the matter to its Disciplinary Committee for further assessment. If the matter is referred to the Disciplinary Committee, it has the authority to impose a fine and/or sanctions. Takeover Rules authorize the institution to impose a special fine ranging between SEK 50,000 (approximately $6,000) and SEK 100 million (approximately $12.0 million). We intend to provide a timely response, and we cannot predict whether the Exchange will refer this matter to its Disciplinary Committee or the outcome of any Disciplinary Committee review, if taken. An adverse determination by the Disciplinary Committee could have a material adverse effect on us.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.caredx.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 29, 2016 and our Amendment No. 1 to our Form 10-K filed on April 25, 2016;

•	our definitive proxy statement on Schedule 14A filed on May 5, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2016, filed on May 16, 2016;

•	our Current Reports on Form 8-K filed February 12, 2016, March 24, 2016, March 24, 2016, April 7, 2016, April 14, 2016, April 21, 2016, April 22, 2016, April 26, 2016, May 6, 2016, May 17, 2016, June 13, 2016, June 15, 2016, June 21, 2016 and June 29, 2016;

•	our Current Report on Form 8-K/A filed on May 27, 2016; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on July 11, 2014 relating thereto, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, California 94005

Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.caredx.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered

Securities and Exchange Commission registration fee	$4,000
Accounting fees and expenses	100,000
Legal fees and expenses	225,000
Printing and engraving	26,700
Fees and expenses of the transfer agent or trustee	22,200
Miscellaneous	—

Total	$377,900

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that:

•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant is not obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant has entered into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B;

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on June 30, 2016.

CAREDX, INC.

By:	/s/ Peter Maag
Peter Maag
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter Maag Peter Maag	Chief Executive Officer, President and Director (Principal Executive Officer)	June 30, 2016

/s/ Charles Constanti Charles Constanti	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2016

* Michael Goldberg	Director	June 30, 2016

* George W. Bickerstaff	Director	June 30, 2016

* Fred E. Cohen	Director	June 30, 2016

* Ralph Snyderman	Director	June 30, 2016

* William Hagstrom	Director	June 30, 2016

* By:	/s/ Peter Maag
Peter Maag Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

4.1(3)	Specimen Stock Certificate

4.2(4)	Sixth Amended and Restated Investors Rights Agreement, dated July 1, 2009, as amended on March 29, 2012, June 10, 2014, and July 14, 2014, between the Registrant and certain holders of the Registrant’s capital stock named therein

4.3(5)	Certificate of Designation of the Preferences, Rights and Limitations of the Series A Mandatorily Convertible Preferred Stock, dated April 13, 2016

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1(6)	Form of Securities Purchase Agreement

10.2(7)	Form of Securities Purchase Agreement

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Independent Auditors

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page to the initial filing of this Registration Statement on Form S-3 filed with the SEC on May 27, 2016)

*	filed herewith
(1)	Incorporated by reference to exhibit 3.1 to registrant’s Form 10-Q filed with the SEC on August 28, 2014.
(2)	Incorporated by reference to exhibit 3.4 to registrant’s Form 10-Q filed with the SEC on August 28, 2014.
(3)	Incorporated by reference to exhibit 4.1 to registrant’s Form 10-K filed with the SEC on March 31, 2015.
(4)	Incorporated by reference to exhibit 4.2 to registrant’s Form 10-K filed with the SEC on March 31, 2015.
(5)	Incorporated by reference to exhibit 3.1 to registrant’s From 8-K filed with the SEC on April 14, 2016.
(6)	Incorporated by reference to exhibit 10.1 to registrant’s Form 8-K filed with the SEC on April 14, 2016.
(7)	Incorporated by reference to exhibit 10.1 to registrant’s Form 8-K filed with the SEC on June 15, 2016.